Exhibit 10.19
Execution Version
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 2025 (this “Agreement”), is made between B. Riley Financial, Inc., a Delaware corporation (the “Company”), and VR Global Partners, L.P., a Cayman Islands exempted limited partnership (the “Initial Holder” and, together with any holder pursuant to a Joinder Agreement (as defined below), the “Holders”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 1.01.
R E C I T A L S:
WHEREAS, on the date hereof, the Company issued to the Initial Holder a warrant (the “Warrant”) exercisable for 52,000 shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”); and
WHEREAS, in connection with the Company’s issuance of the Warrant to the Initial Holder, the Company agrees to provide the Initial Holder and any other Holders with the rights set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Board” means the board of directors of the Company.
“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by laws to be closed in the City of New York or the City of Los Angeles.
“Equity Securities” means any and all:
(a)shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation);

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(b)securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person; and
(c)any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority or any successor thereto.
“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.
“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.
“Indenture” means that certain Indenture, dated as of March 26, 2025, by and among the Company, the guarantors listed therein and GLAS Trust Company LLC, as trustee and collateral agent.
“Marketed Underwritten Offering” means any Underwritten Offering where the plan of distribution set forth in the applicable Take-Down Notice (including, for the avoidance of doubt, Piggyback Underwritten Offerings) includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters.
“Non-Marketed Underwritten Offering” means any Underwritten Offering that is not a Marketed Underwritten Offering (including, for the avoidance of doubt, any such Shelf Offering that includes a customary pre-marketing confidential wall-cross process that is not a Marketed Underwritten Offering).
“Other Holders” means other holders of shares of Company Common Stock issued upon exercise of warrants issued by the Company in connection with the exchange of the Company's existing senior notes for Additional Notes as defined in the Indenture.
“Other Registrable Securities” means the shares of Company Common Stock subject to registration rights granted by the Company to Other Holders.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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“Piggyback Underwritten Offering” has the meaning set forth in Section 2.03(a).
“Postponement Period” has the meaning set forth in Section 2.02.
“Registrable Securities” means the Warrant Shares and any shares of Company Common Stock received in respect of the Warrant Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided, that any such Warrant Shares shall cease to be Registrable Securities upon the earliest of (i) when they are sold by the Holders pursuant to an effective registration statement under the Securities Act or have been transferred in compliance with Rule 144 and (ii) when they shall have ceased to be outstanding.
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Offering” has the meaning set forth in Section 2.01(b).
“Shelf Registration Statement” has the meaning given to such term in Section 2.01(a).
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.
“Suspension Event” has the meaning set forth in Section 2.02.
“Take-Down Notice” has the meaning set forth in Section 2.01(b).
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
“Voting Securities” means shares of common stock and any other securities of a corporation entitled to vote generally in the election of directors.
“Warrant Shares” means the Company Common Stock or other capital stock of the Company then purchasable upon exercise of the Warrant in accordance with the terms of the Warrant.

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“Warrant” has the meaning set forth in the Recitals.
ARTICLE 2
REGISTRATION RIGHTS
Section 2.01Registration Rights.
(a)Shelf Registration Statement. On or prior to the later of (a) two (2) Business Days after the date of this Agreement or (b) the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company shall use reasonable best efforts to prepare and file with the SEC a “shelf” registration statement (i) on Form S-1 (or any successor form) or (ii) if the Company is eligible to use Form S-3 (or any successor form), on Form S-3 (in either case, a “Shelf Registration Statement”), providing for, pursuant to Rule 415 or otherwise, the registration of, and the sale on a continuous or delayed basis of, the maximum number of Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), including the Warrant Shares that may be issued pursuant to the Warrant outstanding at that time, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts, subject to the provision by each Holder of all information reasonably requested by the Company for such purposes, to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities pursuant to Rule 415 or otherwise, for a period from the date of its initial effectiveness (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) until the date on which this Agreement terminates pursuant to Section 3.01. No filing of, or amendment or supplement to, the Shelf Registration Statement (but excluding any documents incorporated by reference therein) will be made by the Company without providing the Holders’ outside counsel at least three (3) Business Days to review and comment reasonably and in good faith thereon.
(b)Take-Downs. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement by delivering a notice to the Company (a “Take-Down Notice”) stating that such Holder and any Other Holders (as applicable) intend to (i) sell $2 million or more worth of Registrable Securities in the aggregate among such Holder and any Other Holders (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be sold by such Holder) on the Shelf Registration Statement in an Underwritten Offering or (ii) distribute Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be distributed by such Holder) on the Shelf Registration Statement (each, a “Shelf Offering”). The Company shall, reasonably promptly, in a manner reasonably agreed with such Holder (and based on such agreement within a time frame reasonably necessary to facilitate the distribution contemplated, including, in any event, within five (5) Business Days after the receipt of a Take-Down Notice for any Marketed Underwritten Offering, within two (2) Business Days after the receipt of a Take-Down Notice for any Non-Marketed Underwritten Offering or within one (1) Business Day after the receipt of a Take-Down Notice for any other Shelf Take-Down, as applicable), amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the contemplated Shelf Offering. The Holders and the Other Holders holding a majority of the Registrable Securities and the Other Registrable Securities to be sold in such Shelf Offering shall have the right to select the underwriter(s) for any Shelf Offering conducted pursuant to a Take-Down Notice, subject to the Company’s prior consent (which shall not be unreasonably withheld, conditioned or delayed). The Holders and the

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Other Holders may demand, pursuant to this Section 2.01(b), not more than four (4) Shelf Offerings in any twelve (12)-month period in the aggregate.
(c)Withdrawal Rights. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing a Shelf Offering, any Holder shall have the right, upon one (1) Business Day’s prior written notice to the Company, to withdraw from such Shelf Offering any or all of the Registrable Securities designated by it for registration; provided that one or more Holder(s) may elect to have the Company continue a Shelf Offering. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for a Shelf Offering (other than the first Shelf Offering withdrawn following the date of this Agreement, if any (provided such Shelf Offering was withdrawn prior to the issuance of a press release announcing the launch of such Shelf Offering)) shall constitute a demand for a Shelf Offering by the Holders for purposes of Section 2.01(b).
Section 2.02Suspension. (i) Upon issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; (ii) if the Board determines, in its good faith judgment, that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company or (y) upon the advice of counsel, would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided, that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material; or (iii) if the Company elects at such time to offer Equity Securities to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements (collectively, “Suspension Events”), then the Company may delay the filing of, or suspend use of, the Shelf Registration Statement, by providing written notice to the Holders, until such circumstance is no longer continuing but in any event not to exceed sixty (60) days (such period, a “Postponement Period”); provided, that the Company shall not be permitted to commence a Postponement Period pursuant to this Section 2.02 more than ninety (90) days in any twelve-month period. In the event that the Company exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon receipt of written notice from the Company, the use of any prospectus relating to the registration in connection with any sale or offer to sell the Registrable Securities.
Section 2.03Piggyback Registration Rights.
(a)If the Company proposes to register shares of Company Common Stock under the Securities Act for a sale that will occur (other than pursuant to a registration (i) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (ii) S-8 (or other registration solely relating to an offering or sale to employees, directors or consultants of the Company pursuant to an equity incentive plan) promulgated by the SEC or any successor or similar forms or (iii) in connection with any dividend or distribution reinvestment or similar plan, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to the Holders, which notice shall include the anticipated filing date of the registration statement or prospectus supplement, as applicable, and, if known, the

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number of shares of Company Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.03. Such notice shall be given promptly (and in any event at least ten (10) Business Days before the proposed date of filing of the registration statement or prospectus supplement, as applicable). If such notice is delivered pursuant to this Section 2.03, each Holder shall then have five (5) Business Days after the date on which such Holder received notice pursuant to this Section 2.03 to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from any Holder is received within such period, the Holders shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.03(b) below, the Company shall use its reasonable best efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.03(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Holders and (A) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and (B) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering by giving written notice to the Company of its request to withdraw at least one (1) Business Day prior to the proposed date of execution of an underwriting agreement with respect thereto.
(b)Priority on Piggyback Registrations. If the managing underwriter of the Piggyback Underwritten Offering shall inform the Company in writing of its good faith belief that the number of shares of Company Common Stock proposed to be included in such Piggyback Underwritten Offering, including all Registrable Securities and all other shares of Company Common Stock proposed to be included in such offering, exceeds the number of shares of Company Common Stock that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering, shares of Company Common Stock in the following priority:
(i)If the Piggyback Underwritten Offering is for the account of the Company, (A) first, all shares of Company Common Stock that the Company proposes to include for its own account, (B) second, the securities requested to be included pursuant to that certain Registration Rights Agreement, dated February 26, 2025 (the “OT RRA”), by and among B. Riley Financing, Inc., RPVOF Broker CTB, LLC, OPIF Broker Holdings, L.P., Oaktree-Copley Investments, LLC, OPPS XII Broker E Holdings, L.P., and OCM SSF III Broker Debt Holdings, L.P, (C) third, the Registrable Securities and Other Registrable Securities requested to be included by the Holders and the Other Holders shall be included on a prorated basis based on the relative number of Registrable Securities and Other Registrable Securities requested by each of them to be included in such Piggyback Underwritten Offering, as applicable, and (D) fourth, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.

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(ii)If the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, (A) first, all shares of Company Common Stock that such Persons propose to include, (B) second, securities requested to be included pursuant to the OT RRA, (C) third, the Registrable Securities and Other Registrable Securities requested to be included by the Holders and the Other Holders shall be included on a prorated basis based on the relative number of Registrable Securities and Other Registrable Securities requested by each of them to be included in such Piggyback Underwritten Offering, as applicable, and (D) fourth, other securities requested to be included in such registration which, in the opinion of the managing underwriter, can be sold without any such adverse effect.
Section 2.04Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
(a)prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided, that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, but excluding any documents incorporated by reference therein, the Company will furnish to the counsel selected by the Holders covered by such registration statement at least three (3) Business Days prior to the filing or confidential submission of such registration statement, copies of all such documents proposed to be filed or submitted, which documents will be subject to the reasonable and good faith review and comment of such counsel);
(b)notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;
(c)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement is a Shelf Registration Statement, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement;
(d)furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing

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Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);
(e)use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);
(f)notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed, other than documents incorporated by reference therein, and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2.02, if required by applicable law or to the extent reasonably requested by the Holder, the Company will use its reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;
(g)(A) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;
(h)use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
(i)enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts);

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(j)make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company reasonably requested by such Person, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 2.04(j) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Board determines, in its good faith judgment, to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;
(k)take all actions to ensure that any Free Writing Prospectus utilized in connection with any Piggyback Underwritten Offering or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(l)permit any Holder which, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in reasonable judgment of such Holder and its counsel should be included;
(m)use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Company Common Stock included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, use reasonable best efforts to obtain promptly the withdrawal of such order;
(n)use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(o)cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (or arrange for book entry transfer of securities in the case of uncertificated securities), and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request at least two (2) Business Days prior to any proposed sale of Registrable Securities to the underwriters;

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(p)if reasonably requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company's most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(q)take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is reasonably necessary to make any such prohibition inapplicable;
(r)cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the Nasdaq Stock Market or any other national securities exchange on which the shares of Company Common Stock are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a qualified independent underwriter acceptable to the managing underwriter;
(s)in the case of any Underwritten Offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;
(t)use its reasonable best efforts to provide (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in a Shelf Offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in a Shelf Offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be reasonably requested by any Holder or any underwriter of such Registrable Securities; and
(u)If any Holder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Common Stock without restrictive legends, to the extent no longer applicable).
Section 2.05Rule 144 Cooperation. With a view to making available to the Holders the benefits of Rule 144, the Company shall:
(a)use commercially reasonable efforts to make and keep public information available, as those terms are defined in Rule 144;

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(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements;
(c)furnish any Holder, promptly upon reasonable request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act;
(d)one year after any Holder’s receipt of Warrant Shares (which shall include any permitted tacking of holding periods under Rule 144), use commercially reasonable efforts to take all actions reasonably necessary upon receipt of any representation letters or documentation from such Holder as reasonably requested by the Company, to cause any legends, notations or similar designations restricting transferability of the Warrant Shares held by such Holder that is not an Affiliate of the Company to be removed and to rescind any transfer restrictions; and
(e)otherwise use commercially reasonable efforts to provide such Holders with such customary assistance as is reasonably requested.
Section 2.06No Senior or Conflicting Registration Rights. Except for the OT RRA, the Company shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Holders hereunder to any other Person, without the prior written consent of the Holders of a majority of the Registrable Securities.
Section 2.07Additional Rights. If the Company at any time after the date hereof grants to any other holders of Company Common Stock or securities of the Company convertible into Company Common Stock any rights to request the Company to effect the registration under the Securities Act of any shares of Company Common Stock on the terms more favorable to such holders than the terms set forth in this Article 2, the terms of this Article 2 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.
Section 2.08Registration Expenses. All documented, out-of-pocket expenses incident to the Company’s performance of its obligations under this Agreement, including (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder and/or any underwriter or broker) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) fees and expenses of the Company’s independent public accountants and counsel (including with respect to “comfort” letters and opinions) and (e) expenses of the Company incurred in connection with any “road show”. In connection with the Company’s performance of its obligations under this Agreement, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit). Each Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities pursuant to any offering.
Section 2.09Indemnification.
(a)Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Holders, and their respective officers, directors, partners, members, managers, direct and indirect equityholders, accountants, attorneys, agents and employees, each Person who controls (within

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the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holders and their respective officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, insofar as such Losses arise out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Registrable Securities pursuant to the Shelf Registration Statement, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Registrable Securities pursuant to the Shelf Registration Statement, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company in connection with a sale of the Registrable Securities pursuant to the Shelf Registration Statement, and relating to any action or inaction in connection with a sale of the Registrable Securities pursuant to the Shelf Registration Statement, and will reimburse each such Covered Person for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission made in such Shelf Registration Statement, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 2.09 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company.
(b)Indemnification by the Holders. As a condition to including the Warrant Shares in any Shelf Registration Statement filed in accordance with ARTICLE 2 hereof, the Holders will indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein relating to a sale of the Warrant Shares pursuant to the Shelf Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with a sale of the Warrant Shares pursuant to the Shelf Registration Statement, and will reimburse, severally and not jointly, the Company, such directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Shelf Registration Statement or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for inclusion in the Shelf Registration Statement; provided, however, that the obligations of the Holders hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of the Holders (which consent shall not be unreasonably delayed or withheld); and provided, further, that the liability of the Holders shall be limited to the net proceeds received by the Holders from the sale of Registrable Securities covered by such Shelf Registration Statement containing such untrue or alleged untrue statement or omission (less the aggregate amount of any damages which the Holders have otherwise been required to pay in respect of such Losses or any substantially similar Losses arising from the sale of such Registrable Securities).

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(c)Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; or (iii) in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Parties may exist in respect of such claim; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any ongoing obligations on the Indemnified Party.
(d)Contribution. If the indemnification provided for in this Section 2.09 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that

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does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.09(d), the Holders shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 2.09(b)above by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 2.10Information. Each Holder shall furnish to the Company such information regarding such Holder and the distribution of the Registrable Securities proposed by such Holder as the Company may reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this ARTICLE 2and the Company may exclude such Holder’s Registrable Securities from any registration statement or prospectus if such Holder fails to furnish such information within a reasonable time.
ARTICLE 3
TERMINATION
Section 3.01Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement; (ii) the date upon which the Holders cease to hold any Registrable Securities; and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Section 2.08, Section 2.09 and Article 4 shall survive any termination of this Agreement.
ARTICLE 4
MISCELLANEOUS
Section 4.01Assigns and Transferees. Any Holder may assign all or a portion of its rights hereunder to any Person to which such Holder has transferred all or any of its Registrable Securities to (i) any Affiliate of the Holder or (ii) to any other Person if such Person receives Registrable Securities representing at least 100% of the Warrant Shares initially issuable to the Initial Holder pursuant to the Warrant on the date of this Agreement; provided, that such transferee shall only be admitted as a party hereunder and become a Holder upon its execution and delivery of a joinder agreement in the form of Exhibit A attached hereto (each, a “Joinder Agreement”), whereupon such Person shall be treated as a Holder for all intents and purposes of this Agreement, with rights, benefits and obligations hereunder as such transferring Holder with respect to the transferred Registrable Securities. Notwithstanding the foregoing, no Holder hereunder may transfer Registrable Securities, or its rights, benefits and obligations hereunder, to any Person who is not an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), and such transferee will provide such customary representations and warranties as may be reasonably required by the Company to that effect. Except as provided in the preceding two sentences, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 4.01 shall be void.
Section 4.02Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given:

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if to the Company,
B. Riley Financial, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171
Attention: Alan Forman
E-mail: aforman@brileyfin.com
with a copy (which shall not constitute notice to the Company) to:
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Attention: Patrick S. Brown
Email: brownp@sullcrom.com

if to the Holders,
VR Global Partners, L.P.
The Kensington Building, 1 Wrights Lane, 4th Floor
London W8 5RY
Attention: Back Office
Email: backoffice@vr-capital.com

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 4.03Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding without the prior written consent of the Holders holding a majority of Registrable Securities and the Company. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Notwithstanding the foregoing, no amendments may be made to this Agreement that materially and adversely affect the rights of any Holders disproportionately as compared with other Holders hereunder without the prior written consent of any such Holder(s) who is materially and adversely affected. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
Section 4.04Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided

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that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.
Section 4.05Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO THE VALIDITY, INTERPRETATION AND EFFECT OF THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company and the Holders hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of the Company and the Holders irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such courts, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company and the Holders hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company and the Holders hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintain    able in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Company and the Holders hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.02 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
Section 4.06WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.07Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.
Section 4.08Entire Agreement. This Agreement and the Warrant together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and such agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

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Section 4.09Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 4.10Specific Performance. The parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 4.05, in addition to any other remedy to which they are entitled at law or in equity.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
B. RILEY FINANCIAL, INC.

By:    /s/ Bryant Riley
Name: Bryant Riley
Title: Co-Chief Executive Officer

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VR GLOBAL PARTNERS, L.P.
By:    /s/ Emile du Toit
Name:    Emile du Toit
Title:    Authorised Signatory

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